Voting Rights Proxy Agreement

This voting rights proxy agreement (hereinafter “the Agreement”) is entered into as of December 27, 2007 among the following parties in Beijing

Party A: Gong Li, Yu Mao

Party B: Century City Infrastructure Co., Ltd. a solely foreign-invested company incorporated and continued under the laws of China, the registered address is Room 1199, Silicon Valley Mansion, No.1198 Silicon Valley Street, Changchun Hi-tech Development Zone.

Party C: Shanghai New Century City Infrastructure Construction Co., Ltd. (hereinafter referred to as “New Century”), an effectively existing company limited established according to Chinese law, the registered address is Room 2023 Building 7, No.515 Kesheng Road, Nanxiang Town, Jiading District, Shanghai City.

Whereas:

1.	Party A is the legitimate shareholder of Party C by holding 100% equity interest of Party C

2.
Party C and Party C have signed a series of agreements, <<such as Business Cooperation and Consulting Service Agreement>> With a view to ensuring the implementation of the above-mentioned agreements, Party A hereby agrees to grant Party B a proxy to vote all of Party A’s shares in the shareholders’ meetings of Party C, provided that it is permitted by the laws of China

Now therefore, the parties agree as follows:

1.
Party A hereby agrees to irrevocably entrust Party B with all of Party A’s voting rights and other rights (including, but not limited to, participating in the shareholders’ meetings of Party C and signing resolutions in the shareholders’ meetings of Party C on behalf of Party A; selling, transferring, pledging or disposing of all or part of Party A’s shares of Party C; appointing or electing Party C’s legal representative, chairman of the Board of Directors, directors, supervisors, general manager and other top management personnel, etc) that are granted to Party A pursuant to the laws of China and Articles of Association in the shareholders’ meetings of Party C

2.	Party B hereby agrees to appoint one or a few persons to accept the authorization to exercise shareholder’s rights on behalf of Party A in accordance with Article 1 of this Agreement.

3.
Party A and Party B hereby agrees that if Party B cancels the appointment of persons concerned, Party A would also cancel the authorization of persons concerned and authorize other person(s) to exercise voting rights of Party C and other rights in the shareholders’ meetings on behalf of Party A.

4.	This Agreement shall be in effect as of the date when it is signed by authorized representatives of the two parties.

5.	The valid period of this Agreement is 10 years. After this agreement expires, the parties could extend the valid period of this Agreement in writing.

6.	Any revision or rescission shall be agreed with unanimous consent by the two parties in writing.

Party A: Yu Mao  Gong Li
Date:

Party B: Yu Mao
Date:

Party C: Yu Mao
Date: